Exhibit 3.59

Delaware
The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “CADBURY SCHWEPPES FINANCE, INC.” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF INCORPORATION, FILED THE TWELFTH DAY OF AUGUST, A.D. 1996, AT 4 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

	/s/ Harriet Smith Windsor
	Harriet Smith Windsor, Secretary of State
2652540 8100H	AUTHENTICATION:	2474124

030394572	DATE:	06-16-03

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:00 PM 08/12/1996
960235312 – 2652540
CERTIFICATE OF INCORPORATION
OF
CADBURY SCHWEPPES FINANCE, INC.
          The undersigned incorporator, for the purpose of incorporating or organizing a corporation under the General Corporation Law of the State of Delaware, certifies:
          FIRST: The name of the corporation is CADBURY SCHWEPPES FINANCE, INC.
          SECOND: The location of the registered office of the Corporation in the State of Delaware is at Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware, 19801. The name of the registered agent of the Corporation in the State of Delaware at such address upon whom process against the Corporation may be served is The Corporation Trust Company.
          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
          FOURTH: The total number of shares of stock which the Corporation shall be authorized to issue is Ten Thousand (10,000) shares of Common Stock of the par value of $.01 per share.
          FIFTH: The Board of Directors of the Corporation shall have the power to make, alter and repeal the By-Laws of the Corporation, subject to the reserved power of the stockholders to make, alter and repeal By-Laws. Unless otherwise provided in the By-Laws of the Corporation, elections of Directors need not be by written ballot.
          SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.
          SEVENTH: Each person who at any time is or was a director or officer of the Corporation, and each other person who at any time is or was an employee, trustee or agent of the Corporation as to whom the Board of Directors has specifically approved the applicability of this Article, and is or was threatened to be or is or was made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee, trustee or agent, as the case may be, of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding to the full extent authorized under Section 145 of the General Corporation Law of the State of Delaware. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which such director, officer, employee, trustee or agent may be entitled, under any By-Law, agreement, vote of stockholders or disinterested directors, or otherwise.
          EIGHTH: The name and mailing address of the undersigned incorporator are David G. Nichols, Jr., Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, NY 10178.
          IN WITNESS WHEREOF, I have signed this Certificate this 12th day of August, 1996.

/s/ David G. Nichols, Jr.

David G. Nichols, Jr.